UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2007

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540		80228
Lakewood, Colorado		(Zip Code)
(Address of Principal Executive Offices)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On December 21, 2007, Stout Restaurant Concepts, Inc. (the “Buyer”), a wholly-owned subsidiary of VCG Holding Corp., a Colorado corporation (the “Company”), completed the acquisition of the operating assets and tradename of La Boheme Gentlemen’s Cabaret located at 1443 Stout Street, Denver, Colorado (the “Nightclub”) pursuant to an Agreement for the Purchase and Sale of Assets (the “Purchase Agreement”) dated December 5, 2007 by and between the Buyer and 1443 Corp., Inc. (the “Seller”).  The purchase price for the Nightclub was $3,500,000 in cash. In addition to the purchase price, the Buyer will pay when due the sales and use taxes on the first $250,000 of taxable property which may become payable as a result of the transaction. The Seller will pay any remaining sales and use taxes due as a result of the transaction and will pay all applicable taxes, prorated through the closing date, including but not limited to, state and local sales and use taxes, unemployment taxes, worker’s compensation, state and federal withholding taxes, and income taxes.  The Purchase Agreement contains customary provisions for transactions of this nature, including, without limitation, representations, warranties, covenants and indemnities.

In connection with the Purchase Agreement, the Buyer and its affiliates entered into the following additional agreements:

Pursuant to an Assignment Agreement dated December 21, 2007 (the “Intellectual Property Assignment Agreement”), the Company purchased from VVSM, Inc., an affiliate of the Seller (the “VVSM”), all of VVSM’s right, title and interest in and to certain intellectual property associated with the Nightclub, including URLs, promotional material, pricing information, employee handbooks, guidelines, proprietary information and the goodwill associated therewith (collectively, the “Intellectual Property”).  The purchase price for the Intellectual Property was $1,500,000 in cash.

The Buyer entered into a Non-Competition Agreement (the “Non-Competition Agreement”) with the Seller and the officers, directors and holders of 10% or more of the outstanding capital stock of the Seller (the “Non-Compete Parties”) dated December 21, 2007 whereby the Non-Compete Parties agreed not to compete with the Buyer within a 15 mile radius of the current location of the Nightclub for a three year period from the closing date of the Purchase Agreement.

Bradshaw Hotel, Inc. (“Bradshaw”), a wholly-owned subsidiary of the Company, purchased the operating assets of the Bradshaw Hotel/Studios (the “Hotel Assets”) located above the Nightclub at 1443 Stout Street, Denver, Colorado from 1447, Inc., an affiliate of the seller (“1447”), pursuant to an Agreement for the Purchase and Sale of the Assets dated December 5, 2007 (the “Hotel Purchase Agreement”) by and between Bradshaw and 1447.  The purchase price for the Hotel Assets was $200,000 in cash.  In addition to the purchase price, Bradshaw will pay when due the sales and use taxes on the first $10,000 of taxable property which may become payable as a result of the transaction. 1447 will pay any remaining sales and use taxes due as a result of the transaction and will pay all applicable taxes, prorated through the closing date, including but not limited to, state and local sales and use taxes, unemployment taxes, worker’s compensation, state and federal withholding taxes, and income taxes. The Hotel Purchase Agreement contains customary provisions for transactions of this nature, including, without limitation, representations, warranties, covenants and indemnities.

Effective December 4, 2007, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Lance C. Migliaccio (“Migliaccio”) pursuant to which the Company retained Migliaccio as an advisor and consultant for marketing, promotions and special events. As compensation for his services, Migliaccio received 80,000 shares of the Company’s restricted common stock (the “Shares”). Additionally, under the terms of the Consulting Agreement, the Company shall reimburse Migliaccio for all reasonable and necessary expenses incurred by him while carrying out his duties under the Consulting Agreement. The term of the Consulting Agreement is five years and may be terminated by either party if the other party fails to fulfill any material obligation under the Consulting Agreement and such breach is not cured within 10 days after receiving a notice of such breach. Any termination or expiration of the Consulting Agreement does not extinguish the Company’s obligation to deliver the Shares to Migliaccio. Pursuant to the terms of the Consulting Agreement, Migliaccio agreed not to disclose confidential information of the Company to any unauthorized person during the term of the Consulting Agreement and thereafter.

The Buyer agreed to assume the Building Lease dated as of July 7, 2001, as amended and assigned, originally between Dikeou Realty, as landlord, and 2222, Inc., as tenant (the “Lease”), for the real property used in the operation of the Nightclub and the Hotel located at 1443 - 1447 Stout Street, Denver, Colorado (the “Premises”), as further reported under Item 2.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The foregoing descriptions of the Purchase Agreement, the Intellectual Property Assignment, the Non-Competition Agreement, the Hotel Purchase Agreement and the Consulting Agreement are qualified in their entirety by reference to the complete agreements, copies of which are filed as exhibits hereto and incorporated herein by reference.  The reader is advised to read the exhibits in their entirety.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
               Registrant.

In connection with the Purchase Agreement, on December 19, 2007, the Buyer entered into an Assignment and Assumption of Building Lease (the “Lease Assignment”) with P.P.P., LLC (the “Sublandlord”) and Migliaccio, Gidget Bridget Sanders, Anthony Scott Falcone, Frank Henry Walley, IV and Ted R. Bullard (collectively, the “Existing Guarantors”) pursuant to which the Buyer agreed to assume the Lease from the Sublandlord upon the closing of the Purchase Agreement.  The Existing Guarantors previously guaranteed the Sublandlord’s performance under the Lease and, in connection with the Lease Assignment, they agreed to continue to guarantee the Buyer’s performance under the Lease.  The Company has also provided BK-Stout, LLC, the current master landlord under the Lease, with a separate guarantee of the Buyer’s performance under the Lease.  In addition, pursuant to the terms of an Indemnification Agreement dated December 21, 2007 between the Company, the Seller and the Existing Guarantors, the Company agreed to indemnify the Existing Guarantors and hold them harmless from and against any loss, cost, liability, damage, claim or expense suffered or incurred by the Existing Guarantors in connection with their guarantee of the Lease.

Pursuant to the terms of the Lease, the Buyer is required to make initial base monthly rental payments of $17,000, which monthly payments escalate to $21,000 during the term of the Lease.  The Buyer is also required to pay the landlord real estate taxes, personal property taxes, insurance premiums and assessments associated with the Premises and the improvements thereon.  The Lease expires on August 31, 2016.

The foregoing descriptions of the Lease Assignment, the Indemnification Agreement and the Lease are qualified in their entirety by reference to the complete agreements, copies of which are filed as exhibits hereto and incorporated herein by reference.  The reader is advised to read the exhibits in their entirety.

Item 3.02    Unregistered Sales of Equity Securities.

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K with respect to the Consulting Agreement is incorporated herein by reference.  The issuance of the Shares was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder (“Regulation D”), based upon the Company’s compliance with such rules and regulations. The Company received representations and warranties from Migliaccio that he is an “accredited investor” (as such term is defined in Rule 501 of Regulation D) and no form of general solicitation or general advertising was conducted in connection with the issuance of the Shares. The Shares contain restrictions on transfer in accordance with the rules and regulations of the Securities Act and Regulation D.

Item 8.01    Other Events.

On December 26, 2007, the Company issued a press release announcing the closing of the Purchase Agreement and the related transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information contained in this item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Agreement for the Purchase and Sale of Assets dated December 5, 2007 by and between 1443 Corp., Inc. and Stout Restaurant Concepts, Inc.
10.2	Assignment Agreement dated as of December 21, 2007 by and between VVSM, Inc. and VCG Holding Corp.
10.3	Non-Competition Agreement dated December 21, 2007 by and between 1443 Corp., Inc., Lance Migliaccio, Gidget Sanders, Ted R. Bullard and Stout Restaurant Concepts, Inc.

10.4	Agreement for the Purchase and Sale of Assets dated December 5, 2007 by and between 1447, Inc. and Bradshaw Hotel, Inc.
10.5

Assignment and Assumption of Building Lease dated December 19, 2007 by and between P.P.P., LLC, Lance C. Migliaccio, Gidget Bridget Sanders, Anthony Scott Falcone, Frank Henry Walley, IV, Ted R. Bullard and Stout Restaurant Concepts, Inc.

10.6	Lease dated as of July 7, 2001 by and between Dikeou Realty and 2222, Inc., as amended
10.7	Consulting Agreement dated as of December 4, 2007 by and between Lance C. Migliaccio and VCG Holding Corp.
10.8

Indemnification Agreement dated as of December 21, 2007 by and between 1443 Corp. Inc., Lance C. Migliaccio, Gidget Bridget Sanders, Anthony Scott Falcone, Frank Henry Walley, IV, Ted R. Bullard and VCG Holding Corp.

99.1	Press Release dated December 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: December 28, 2007	By:	/s/ Brent J. Lewis
Brent J. Lewis
Chief Financial Officer